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                                                                   Exhibit 23(a)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


                 We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Bob Evans Farms, Inc. for the registration of 4,000,000 shares of its common stock pursuant to the Bob Evans Farms, Inc. Dividend Reinvestment and Stock Purchase Plan and to the incorporation by reference therein of our report dated May 29, 1998 with respect to the consolidated financial statements of Bob Evans Farms, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended April 24, 1998, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP
                                                 ---------------------
                                                 Ernst & Young LLP


Columbus, Ohio
March 16, 1999